Exhibit 10.21
RECAPITALIZATION AGREEMENT
     This RECAPITALIZATION AGREEMENT (the “Agreement”) is made as of September 25, 2006, by and among Coffeyville Acquisition LLC, a Delaware limited liability company (the “Company”), Coffeyville Refining & Marketing, Inc., a Delaware corporation (“CRM”), Coffeyville Nitrogen Fertilizers, Inc., a Delaware corporation (“CNF”), and CVR Energy, Inc., a Delaware corporation, (“CVR”, and together with the Company, CRM and CNF, the “Parties”).
     WHEREAS, the Company intends to create a new subsidiary in order to effect the consummation of an initial public offering of such subsidiary’s common stock (the “IPO”); and
     WHEREAS, in order to enable the Company to cause the consummation of the IPO, the Parties desire to effect a recapitalization (“Recapitalization”);
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
1.	Formation of CVR.
     a. Concurrently with the execution of this Agreement, and as consideration for entering into this Agreement and the transactions contemplated hereby, CVR shall issue to the Company, and the Company shall subscribe for, 100 shares of CVR common stock, par value $0.01.
2.	CRM Merger.
     a. Prior to the consummation of the IPO, the Parties shall cause a newly formed direct subsidiary of CVR (“Merger Sub 1”) to merge under and pursuant to the General Corporation Law of the State of Delaware (the “DGCL”) with and into CRM, the separate existence of Merger Sub 1 shall cease, and CRM shall continue as the surviving corporation (“CRM Merger”).
     b. The Parties shall take all actions necessary to cause the consummation of the CRM Merger and the CRM Merger shall become effective upon the later of (i) the filing of the Certificate of Merger with the Secretary of the State of Delaware, or (ii) such other time as set forth in the Certificate of Merger.
3.	CNF Merger.
     a. Prior to the consummation of the IPO, the Parties shall cause a newly formed direct subsidiary of CVR (“Merger Sub 2”) to merge under and pursuant to the DGCL with and into CNF, the separate existence of Merger Sub 2 shall cease, and CNF shall continue as the surviving corporation (“CNF Merger”).

     b. The Parties shall take all actions necessary to cause the consummation of the CNF Merger and the CNF Merger shall become effective upon the later of (i) the filing of the Certificate of Merger with the Secretary of the State of Delaware, or (ii) such other time as set forth in the Certificate of Merger.
4.	CVR Stock Split or Stock Dividend.
     a. Prior to the consummation of the IPO, and in connection with the CNF Merger and the CRM Merger, CVR will effect a stock split or a stock dividend as determined by the officers of CVR and in accordance with the requirements of Delaware law and the officers of CVR and the Parties hereto shall take all actions necessary to consummate such stock split or dividend.
5.	Miscellaneous.
     a. Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the Parties.
     b. Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. The Parties agree that any action brought by any party to interpret or enforce any provision of this Agreement shall be brought in, and each party agrees to, and does hereby, submit to the jurisdiction and venue of, the appropriate state or federal court for the district encompassing the Company’s principal place of business. Each of the Parties hereby irrevocably and unconditionally waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.
     c. Entire Agreement. This Agreement constitutes the entire agreement by and among the Parties with respect to the subject matter hereof and supersedes and merges all prior agreements or understandings, whether written or oral.
     d. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the Parties agree to renegotiate such provision in good faith. In the event that the Parties cannot reach an agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
     e. General Representation and Warranty. Each Party represents and warrants that it or he has read this Agreement, has consulted with legal counsel of its or his own choosing, and fully understands that the consideration for this Agreement is all the consideration that it or he will receive, that it or he has entered into this Agreement and based on its or his knowledge, judgment and free choice, and that it or he has not acted in reliance on any representation, advice or other action of the other Parties, except as specifically set forth and provided herein.
     f. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

COFFEYVILLE ACQUISITION LLC
By:	/s/ John J. Lipinski
	Name:	John J. Lipinski
	Title:	CEO

COFFEYVILLE REFINING & MARKETING, INC.
By:	/s/ John J. Lipinski
	Name:	John J. Lipinski
	Title:	CEO

COFFEYVILLE NITROGEN FERTILIZERS, INC.
By:	/s/ John J. Lipinski
	Name:	John J. Lipinski
	Title:	CEO

CVR ENERGY, INC.
By:	/s/ John J. Lipinski
	Name:	John J. Lipinski
	Title:	CEO

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